Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 25, 2007 relating to the financial statements of Highland Financial Partners, L.P. (formerly known as Highland Financial Trust), which appears in such Registration Statement. We also consent to the references to us under the heading “Experts”, “Summary Financial Data”, and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
April 30, 2007